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                                                                     EXHIBIT 5.1

                      [MAYER, BROWN, ROWE & MAW LETTERHEAD]

                                 April 30, 2003

Devon Energy Corporation
20 North Broadway, Suite 1500
Oklahoma City, Oklahoma 73102

Re:    Devon Energy Corporation
       Registration Statement on Form S-8
       2003 Long-Term Incentive Plan

Ladies and Gentlemen:

         We have acted as counsel to Devon Energy Corporation, a Delaware corporation (the "Company"), in connection with the proposed issuance of up to 12,500,000 shares of its Common Stock, par value $0.10 per share, and related preferred stock purchase rights (collectively, the "Common Stock"), pursuant to the terms of the Company's 2003 Long-Term Incentive Plan (the "Plan"). We have also participated in the preparation and filing under the Securities Act of 1933, as amended, of a registration statement on Form S-8 (the "Registration Statement") relating to the Common Stock.

         As counsel to the Company, we have examined originals or copies certified to our satisfaction of the Company's Restated Certificate of Incorporation, Amended and Restated Bylaws, the Plan, resolutions of the Board of Directors of the Company and such other Company records, instruments, certificates and documents as we considered necessary or appropriate to enable us to express this opinion.

         Based upon the foregoing, we are of the opinion that the Common Stock has been duly authorized for issuance and, when issued and delivered in accordance with the Plan, will constitute validly issued, fully paid and nonassessable shares of the Company.

         We consent to the filing of this opinion as an exhibit to the Registration Statement.

                                              Very truly yours,

                                              /s/ MAYER, BROWN, ROWE & MAW
                                              ---------------------------------
                                              Mayer, Brown, Rowe & Maw